Exhibit 21.1

HILLENBRAND, INC.

SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are Indiana companies, unless otherwise noted.

Subsidiaries of Hillenbrand, Inc.

Batesville Services, Inc.

Process Equipment Group, Inc., a New Jersey corporation

Subsidiaries of Batesville Services, Inc.

Batesville Casket Company, Inc.

Batesville Interactive, Inc.

Batesville Logistics, Inc.

Batesville Manufacturing, Inc.

Batesville Casket de Mexico, S.A. de C.V., a Mexican company

Acorn Development Group, Inc.

BCC JAWACDAH Holdings, LLC

BV Acquisition, Inc.

The Forethought Group, Inc.

MCP, Inc.

WCP, Inc.

Jointly owned by Batesville Services, Inc. and K-Tron Investment Co.

Hillenbrand International Holding Corporation

Subsidiary of Batesville Casket Company, Inc.

NorthStar Industries, LLC

Subsidiary of Coperion Capital GmbH

Coperion GmbH, a German company

Subsidiary of Coperion Corporation

Coperion de Mexico, S. De R.L. De C.V., a Mexican company

Subsidiary of Coperion GmbH

Coperion AB., a Swedish company

Coperion International Trading (Shanghai) Co. Ltd., a Chinese company

Coperion K.K., a Japanese company

Coperion Ltd., a UK company

Coperion Machinery & Systems (Shanghai) Co. Ltd., a Chinese company

Coperion (Nanjing) Machinery Co., Ltd., a Chinese company

Coperion Pte. Ltd., a Singapore company

Coperion S.a.r.l., a French company

Coperion S.L., a Spanish company

Coperion S.r.l., an Italian company

OOO “Coperion”, a Russian company

Coperion Ltda., a Brazilian company

Jointly owned by Coperion GmbH and Coperion Capital GmbH

Coperion N.V., a Belgium company

Subsidiary of Hillenbrand Germany Holding GmbH

Coperion Capital GmbH, a German company

Subsidiary of Hillenbrand International Holding Corporation

Hillenbrand Luxembourg S.à.r.l., a Luxembourg company

Subsidiary of Hillenbrand Switzerland GmbH

Hillenbrand Germany Finance LLC & Co. KG, a German partnership

Hillenbrand Germany Holding GmbH, a German company

Coperion K-Tron (Schweiz) GmbH, a Swiss company

Jointly owned by Hillenbrand Switzerland GmbH and Coperion K-Tron (Schweiz) GmbH

Commercial TerraSource Global Limitada, a Chilean company

TerraSource Global CIS Limited Liability Company, a Russian company

Subsidiary of BC Canada Company, ULC

Batesville Canada Ltd., a Canadian company

Subsidiary of Batesville Holding UK Limited

Batesville Casket UK Limited, a UK company

Subsidiary of Batesville Casket de Mexico, S.A. de C.V.

Industrias Arga, S.A. de C.V., a Mexican company

Subsidiaries of Hillenbrand Luxembourg S.à.r.l.

Batesville Holding UK, Limited, a UK company

Hillenbrand Asia, LLC, a Delaware limited liability company

Hillenbrand Switzerland GmbH, a Swiss company — d/b/a Hillenbrand Switzerland GmbH — US Finance Branch (State of Indiana)

Green Tree Manufacturing, LLC

Modern Wood Products, LLC

Jointly owned by Green Tree Manufacturing, LLC, and Modern Wood Products, LLC

Global Products Co., S.A. de C.V., a Mexican company

Jointly owned by MCP, Inc. and WCP, Inc.

NADCO, S.A. de C.V., a Mexican company

Subsidiaries of Process Equipment Group, Inc.

Coperion Corporation, a Delaware corporation

K-Tron Investment Co., a Delaware corporation

K-Tron Technologies, Inc., a Delaware corporation

Rotex Global, LLC, a Delaware limited liability company

Subsidiaries of K-Tron Investment Co.

Coperion K-Tron Pitman, Inc., a Delaware corporation

TerraSource Global Corporation, a Delaware corporation

Coperion K-Tron Salina, a Delaware corporation

Subsidiaries of Coperion K-Tron (Schweiz) GmbH

BC Canada Company, ULC, a Canada company

TerraSource Global (Beijing) Co., Ltd., a Chinese company

Hillenbrand Europe, LLC, a Delaware limited liability company

Coperion K-Tron Asia Pte Ltd, a Singapore company

K-Tron China Limited, a Hong Kong company

Coperion K-Tron Deutschland GmbH, a German  company

Coperion K-Tron Great Britain Limited, a UK company

K-Tron (Shanghai) Co. Ltd., a Chinese FICE

Coperion K-Tron France S.à.r.l., a French company

Rotex Global (Hong Kong) Limited., a Hong Kong company

Rotex Europe Ltd., a UK company

Wuxi K-Tron Colormax Machinery Co., Ltd., a Chinese company

Wuxi Process Equipment Manufacturing Co., Ltd., a Chinese company

Subsidiary of TerraSource Global Corporation

Jeffrey Rader Corporation, a Delaware corporation - d/b/a TerraSource Global (State of Oregon)

Subsidiaries of Jeffrey Rader Corporation

Jeffrey Rader AB, a Swedish company

RC II, Inc., a Georgia corporation

Subsidiary of RC II, Inc.

Jeffrey Rader Canada Company, a Canadian company

Subsidiaries of Coperion K-Tron Pitman

K-Tron Colormax Limited, a UK company

K-Tron PCS Limited, a UK company

Subsidiary of Rotex Europe Ltd.

Rotex Japan Limited, a UK company

Subsidiary of Coperion K-Tron Asia Pte Ltd:

PEG Process Equipment India LLP, an Indian partnership

Joint Ventures of Coperion GmbH

Coperion Ideal Ptd. Ltd., an Indian company

Coperion Middle East Co. Ltd., a Saudi Arabia company

Coperion Pelletizing Technology GmbH, a German company